UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 14, 2006

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(1) Reality Based IT Services, Ltd. (RBIS) unaudited (i) Condensed Balance Sheet as of March 31, 2006; (ii) Condensed Statements of Income and Cash Flows for the three months ended March 31, 2006 and 2005 and (iii) related notes to condensed financial statements are filed with this report.

 (c) Exhibits.

Exhibit	Description

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS (Registrant)

Date: June 14, 2006	By:	/s/ Michael W. Fink Michael W. Fink, Secretary

REALITY BASED IT SERVICES, LTD.
CONDENSED BALANCE SHEET
MARCH 31, 2006

ASSETS
Current Assets
Cash	$511,655
Accounts receivable, net	1,908,489
Employee receivables	15,000
Prepaid expenses	39,162
Total current assets	2,474,306

Property and equipment, net	160,935

Total Assets	$2,635,241

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$594,580
Long-term debt - current portion	5,823
Total current liabilities	600,403

Long-term debt - less current portion	3,397

Total liabilities	603,800

Stockholder's equity:
Common stock	100
Retained earnings	2,031,341
Total stockholders’ equity	2,031,441

Total liabilities and stockholders’ equity	$2,635,241

See accompanying notes to unaudited condensed financial statements.

REALITY BASED IT SERVICES, LTD. CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005

Revenues	$2,362,228	$2,021,949

Operating costs and expenses:
Costs of revenues	1,537,691	1,390,415
General and administrative expenses	513,508	444,482
Total operating costs and expenses	2,051,199	1,834,897

Income from operations	311,029	187,052

Other income (expense):
Other income	373	378
Interest expense	(2,073)	(662)
Total other income (expense)	(1,700)	(284)

Net income	$309,329	$186,768

See accompanying notes to unaudited condensed financial statements.

REALITY BASED IT SERVICES, LTD. CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005
Cash Flows from Operating Activities:
Net income	$309,329	$186,768
Adjustments to reconcile net income to cash provided by
operating activities:
Depreciation	16,529	20,680
Changes in operating assets and liabilities:
Accounts receivable	27,680	1,610,601
Employee receivables	7,070	(7,213)
Prepaid expenses	21,581	(17,850)
Accounts payable and accrued expenses	238,631	173,905
Net cash provided by operating activities	620,820	1,966,891

Cash Flows from Investing Activities:
Purchases of property and equipment	(920)	(44,645)
Proceeds from sale of property and equipment	3,295	--
Net cash provided by (used for) investing activities	2,375	(44,645)

Cash Flows from Financing Activities:
Repayment of borrowings on line of credit	--	(480,189)
Principal payments on note payable	(1,941)	(1,941)
Repayment of advances from stockholder	--	(100,000)
Distributions to stockholder	(147,335)	(500,123)
Net cash used for financing activities	(149,276)	(1,082,253)

Net increase in and cash equivalents	473,919	839,993

Cash at beginning of year	37,736	337,038

Cash at end of year	$511,655	$1,177,031

Supplemental disclosure of cash flow information:
Interest paid	$2,073	$662

See accompanying notes to unaudited condensed financial statements.

REALITY BASED IT SERVICES, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1. Basis of Financial Statement Preparation and Significant Accounting Policies:

The accompanying condensed consolidated financial information of Reality Based IT Services, Ltd. (RBIS or the Company) should be read in conjunction with the Notes to Financial Statements contained in Form 8-K/A to the Securities and Exchange Commission (SEC) for the year ended December 31, 2005, which was filed on April 11, 2006. The accompanying financial information includes normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position, results of operations and cash flows for the periods presented. However, these results are not necessarily indicative of results for a full fiscal year. All of the Company’s operations are conducted in the United States.

Use of Estimates:

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States (US GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the future, the Company may realize actual results that differ from the current reported estimates.  The Company’s significant estimates include those related to revenues and customer billings, recovery of indirect costs, allowance for doubtful accounts, and valuation of long-lived assets.

Revenue Recognition

Revenue on cost-plus-fixed-fee contracts is recognized to the extent of costs incurred plus a proportionate amount of fee earned. Revenue on time and materials contracts is recognized to the extent of billable labor rates times hours delivered plus materials expense incurred. Revenue on fixed price contracts is recognized on the proportional performance method based on labor costs incurred in relation to total estimated labor costs.

Because of inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the near term

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Management believes it is not exposed to significant credit risk concerning cash as they place their funds with high quality financial institutions. At December 31, 2005 and 2004, the Company was above the federally insured limit at one financial institution. Accounts receivable consist mainly of amounts due on subcontracts with corporations contracting with the federal government. Management periodically reviews outstanding receivables and provides an allowance for uncollectible accounts based upon prior experience and their assessment of collectibility.

2. Accounts Receivable

Accounts receivable consisted of the following:

Billed	$1,193,147
Accrued billings	739,654
Allowance for doubtful accounts	(29,740)
$1,903,060

3. Property and Equipment

Major classes of property and equipment consisted of the following:

Furniture and equipment	$374,535
Vehicles	23,293
397,828
Less - accumulated depreciation	(236,893)
$160,935

4. Line of Credit

In December 2005, the Company’s line of credit agreement with a bank expired. The line was extended subsequent to year-end through March 2006. The agreement provides for borrowings not to exceed $2,000,000 and is due on demand. Interest is payable monthly at prime plus .25 percent per annum (7.5 percent at December 31, 2005). The line is collateralized by the assets of the Company and guaranteed by the Company's stockholder.

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

Accrued wages	$335,935
Accrued employee benefits	141,389
Accounts payable	117,256
$594,580

6. Related Party Transactions

The sole stockholder of the Company advanced $100,000 to the Company for the year ended December 31, 2004. The advance was unsecured with no stated interest rate or repayment terms. The advance was repaid in 2005.

7. Long-Term Debt

Long-term debt consisted of the following:

Note payable, interest at zero percent, monthly principal payments of $485 through October 2007, collateralized by vehicle	$9,220
Less - current portion	(5,823)
$3,397

8. Retirement Plans

The Company maintains a defined contribution profit-sharing plan (Plan), which includes a salary deferral arrangement, under the provision of Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the Plan upon hire. The Company matches 50 percent of the eligible employee's deferral amount up to 5 percent of the employee's salary. Employee contributions are vested immediately, while vesting in the Company match begins after one year of continuous service with an employee being fully vested in the Company match after four years. Employees may contribute up to Internal Revenue Service maximums. The Company contributed $141,405, $142,094 and $126,666 to the Plan for the years ended December 31, 2005, 2004 and 2003, respectively.

During 2004, the Company established an Employee Stock Ownership Plan (ESOP) which covers all employees who meet ESOP eligibility requirements. The Company's Board of Directors elected to contribute $400,000 for the year ended December 31, 2004. At December 31, 2004, the Trust did not own any shares of common stock of the Company. During 2005, the Board of Directors elected not to contribute the $400,000 designated as the ESOP contribution and, subsequently, the Plan was terminated. The initial expense accrual as well as the reversal of that accrual is included in the general and administrative line item on the statements of operations during their respective years.

9. Commitments and Contingencies

Contract revenues are derived substantially from the U.S. government under various contract types. Although these revenues are subject to adjustment upon audit by the respective government agencies, management does not expect such adjustments to have a material effect on the Company's financial position or results of operations.

10. Event Subsequent to the Date of the Report of Independent Auditor (unaudited)

On April 2, 2006, the Company entered into and finalized a purchase agreement with SYS Technologies (SYS), a publicly traded corporation, whereby SYS agreed to purchase, subject to the terms and conditions of the purchase agreement, all shares of the Company for the purchase price of $9.4 million payable in cash and restricted stock of SYS, plus earn out and working capital adjustments as defined in the purchase agreement.